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                     [RYDER SCOTT COMPANY, L.P. LETTERHEAD]



                      CONSENT OF RYDER SCOTT COMPANY, L.P.


     We consent to the use on the Form 10-K of Sterling Drilling Fund 1983-2 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a such incorporation.

                                         Very truly yours,


                                         /s/ RYDER SCOTT COMPANY, L.P.
                                         RYDER SCOTT COMPANY, L.P.


Denver, Colorado
March 20, 2000